Exhibit 99.1
Press Release

FIRST MARINER EARNS RECORD PROFIT FOR 2004
2004’s full year earnings up 15%; 4th quarter earnings increase 30%

Baltimore, MD (January 25, 2005) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today announced record net income for the year ended December 31, 2004 of $6,101,000 ($.96 per diluted share) compared to $5,307,000 ($.88 per diluted share) last year, an increase of 15%. Fourth quarter net income totaled $1,846,000 ($.29 per diluted share), up 30% from 2003’s fourth quarter of $1,422,000 ($.23 per diluted share). First Mariner’s total assets ended 2004 at $1.251 billion, an increase of 18% from year end 2003.

Edwin F. Hale, Sr., First Mariner’s Chairman and Chief Executive Officer said, “We are pleased to report another successful year for First Mariner, and are especially encouraged by our strong earnings and loan growth for the 4th quarter. Strategic investments we made in our mortgage banking division earlier in the year have begun to produce the positive benefits we expected, and our consumer banking, consumer finance, and commercial banking divisions continued to experience strong demand.”

“Overall loan activity was exceptionally strong in the fourth quarter, with loan growth totaling over $69 million (+10%) since September 30, 2004, and growth for the year exceeding $136 million (+22%). Growth in the loan portfolio reflects our strong regional economy, rising but affordable interest rates, and our continued focus on increasing our commercial and consumer lending portfolios. Mortgage loan production for the fourth quarter was the highest since the 3rd quarter of 2003, and increased 30% from last year’s 4th quarter, as long term interest rates have stabilized and strong demand continued for purchase mortgages and residential construction loans. These results are encouraging and we begin 2005 with some solid momentum.”

Comparing December 31, 2004 balances to December 31, 2003, total assets ended 2004 at a record level of $1.251 billion, an increase of $192.7 million (+18%). Loans outstanding increased $136.3 million (+22%), driven by growth in all major segments. Commercial loans increased $78.5 million (+22%), bank originated consumer loans increased $28.9 million (+43%), and consumer finance receivables from Finance Maryland grew $11.7 million (+54%). Residential construction and residential mortgage loans increased by $17.3 million (+11%). Mortgage loan originations totaled $914.2 million for the full year of 2004, decreasing $221.9 million (-20%) compared to the full year 2003. For the fourth quarter of 2003, mortgage loan originations increased to $259.4 million (+30%). Total deposits increased by $77.7 million (+10%) and average deposits per branch now exceed $34.3 million.

Financial Highlights for the fourth quarter of 2004 include:

- Total revenue increased by $2.349 million (+17%) over the 4th quarter of 2003, due to growth in loans and deposits, and growth in most operating fee income categories. Securities gains decreased $441 thousand.

- Net interest income grew by $1.903 million (+20%) due to primarily to growth in average earning assets of $193.4 million (+21%). First Mariner’s net interest margin decreased slightly to 3.95% from 3.98% for the 4th quarter of 2004 reflecting a higher mix of borrowings, which generally have higher cost compared to retail deposits.

- The provision for loan losses totaled $762 thousand compared to $429 thousand in the same quarter last year. The allowance for loan losses increased to $9.580 million at December 31, 2004 from $8.692 million at December 31, 2003, and totaled 1.28% of loans outstanding compared to 1.43% last year. Non-performing assets decreased to $3.974 million (.32% of total assets) compared to $5.070 million (.48% of total assets) last year. Accruing Loans 90 days or more past due totaled $2.375 million (.32% of total loans) compared to $2.258 million (.37% of total loans) last year.

- Non-interest income increased by $446 thousand or 10%. Gains on sales of mortgage loans and other mortgage banking revenue increased $480 thousand (+57%). Deposit service charges and ATM fees increased $293 thousand (+13%), income from Bank Owned Life Insurance grew by $90 thousand, and other sources of fee income grew by $239 thousand driven by increased sales of insurance products. Fees from sales investment products decreased by $215 thousand,

- Non-interest expenses increased by $1.429 million or 12%. Salaries and benefit expenses increased by $737 thousand and occupancy costs grew $265 thousand due to higher staff levels and occupancy to support the expansion of Finance Maryland and mortgage wholesale operations, and increased health insurance costs. Other non-interest expenses increased $329 thousand due to increases in marketing and promotion, postage and delivery expenses.

- Stockholders’ Equity increased by $5.8 million (+10%). This increase reflects the retention of earnings for the twelve months ($6.1 million), and purchases of common stock through the exercise of options, warrants, and participation in stock purchase plans totaling $1.706 million. Stock repurchases under the company’s stock repurchase plan totaled $625thousand. Market value of securities classified as available for sale decreased $1.302 million, due to increases in long-term interest rates that reduced market values. Capital Ratios were as follows: Leverage Ratio = 7.1%; Tier 1 risk-based ratio = 9.3%; Total Capital Ratio = 14.1%. All capital ratios exceed levels to qualify for “Well Capitalized” status under current regulatory definitions.

First Mariner Bancorp is a bank holding company with total assets of $1.251 billion. Its wholly owned banking subsidiary, First Mariner Bank, (total assets $1.199 billion) operates 24 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 12 retail offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. First Mariner Mortgage also operates wholesale lending operations in Northern Virginia, and direct marketing mortgage operations in Baltimore City. Finance Maryland, LLC, (total assets $34.5 million) is a consumer finance subsidiary that currently operates 13 branches in Baltimore, Cecil, Frederick, Harford, Wicomico, and Washington counties in Maryland and three branches in Delaware. First Mariner Bancorp’s common stock is traded on the Nasdaq National Market under the symbol “FMAR”. First Mariner’s web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company’s actual results could differ materially from management’s expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company’s business, successful implementation of the Company’s branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly internet banking, impact of interest rates, possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact: Mark A. Keidel - SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended December 31,
	2004	2003	$ Change	% Change
Summary of Earnings:
Net interest income	$11,231	$9,328	1,903	20%
Provision for loan losses	762	429	333	78%
Noninterest income	5,073	4,627	446	10%
Noninterest expense	13,006	11,577	1,429	12%
Income before income taxes	2,536	1,949	587	30%
Income tax expense	690	527	163	31%
Net income	1,846	1,422	424	30%

Profitability and Productivity:
Return on average assets	0.61%	0.57%	-	8%
Return on average equity	11.63%	9.85%	-	18%
Net interest margin	3.95%	3.98%	-	-1%
Net overhead ratio	2.62%	2.95%	-	-11%
Efficiency ratio	79.77%	85.67%	-	-7%
Mortgage loan production	259,413	199,482	59,931	30%
Average deposits per branch	34,392	32,510	1,882	6%

Per Share Data:
Basic earnings per share	$0.32	$0.25	0.07	29%
Diluted earnings per share	$0.29	$0.23	0.06	28%
Book value per share	$11.04	$10.26	0.78	8%
Number of shares outstanding	5,826,011	5,693,637	132,374	2%
Average basic number of shares	5,743,871	5,595,358	148,513	3%
Average diluted number of shares	6,282,718	6,249,849	32,869	1%

Summary of Financial Condition:
At Period End:
Assets	$1,250,541	$1,057,853	192,688	18%
Investment Securities	322,966	288,437	34,529	12%
Loans	746,146	609,847	136,299	22%
Deposits	825,417	747,733	77,684	10%
Borrowings and repurchase agreements	296,661	198,884	97,777	49%
Stockholders' equity	64,314	58,434	5,880	10%

Average for the period:
Assets	$1,203,069	$995,167	207,902	21%
Investment Securities	330,078	227,818	102,260	45%
Loans	701,886	577,619	124,267	22%
Deposits	816,982	743,262	73,720	10%
Borrowings	317,409	191,815	125,594	65%
Stockholders' equity	63,157	57,291	5,866	10%

Capital Ratios:
Leverage	7.1%	7.7%	-	-8%
Tier 1 Capital to risk weighted assets	9.3%	10.2%	-	-9%
Total Capital to risk weighted assets	14.1%	15.0%	-	-6%

Asset Quality Statistics and Ratios:
Net Chargeoffs	$482	$262	220	84%
Non-performing assets	$3,974	$5,070	(1,096)	-22%
90 Days or more days delinquent loans	$2,375	$2,258	117	5%
Annualized net chargeoffs to average loans	0.27%	0.18%	-	52%
Non-performing assets to total assets	0.32%	0.48%	-	-34%
90 Days or more delinquent loans to total loans	0.32%	0.37%	-	-14%
Allowance for loan losses to total loans	1.28%	1.43%	-	-10%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the twelve months ended December 31,
		2004	2003	$	Change	% Change
Summary of Earnings:
Net interest income		$42,441	$34,411		8,030	23%
Provision for loan losses		2,243	2,536		(293)	-12%
Noninterest income		19,190	21,086		(1,896)	-9%
Noninterest expense		50,926	45,883		5,043	11%
Income before income taxes		8,462	7,078		1,384	20%
Income tax expense		2,361	1,771		590	33%
Net income		6,101	5,307		794	15%

Profitability and Productivity:
Return on average assets		0.54%	0.57%		-	-5%
Return on average equity		10.11%	9.76%		-	4%
Net interest margin		4.06%	3.99%		-	2%
Net overhead ratio		2.86%	2.80%		-	2%
Efficiency ratio		83.22%	84.77%		-	-2%
Mortgage loan production		914,229	1,136,164		(221,935)	-20%
Average deposits per branch		34,392	32,510		1,882	6%

Per Share Data:
Basic earnings per share		$1.06	$0.97		0.09	9%
Diluted earnings per share		$0.96	$0.88		0.08	9%
Book value per share		$11.04	$10.26		0.78	8%
Number of shares outstanding		5,826,011	5,693,637		132,374	2%
Average basic number of shares		5,759,310	5,450,704		308,606	6%
Average diluted number of shares		6,340,232	6,005,546		334,686	6%

Summary of Financial Condition:
At Period End:
Assets		$1,250,541	$1,057,853		192,688	18%
Investment Securities		322,966	288,437		34,529	12%
Loans		746,146	609,847		136,299	22%
Deposits		825,417	747,733		77,684	10%
Borrowings and repurchase agreements		296,661	198,884		97,777	49%
Stockholders' equity		64,314	58,434		5,880	10%

Average for the period:
Assets	$	,126,628	$932,991		193,637	21%
Investment Securities		317,287	151,680		165,607	109%
Loans		652,507	552,528		99,979	18%
Deposits		792,852	713,429		79,423	11%
Borrowings		268,659	161,993		106,666	66%
Stockholders' equity		60,343	54,349		5,994	11%

Capital Ratios:
Leverage		7.1%	7.7%		-	-8%
Tier 1 Capital to risk weighted assets		9.3%	10.2%		-	-9%
Total Capital to risk weighted assets		14.1%	15.0%		-	-6%

Asset Quality Statistics and Ratios:
Net Chargeoffs		$1,355	$1,032		323	31%
Non-performing assets		$3,974	$5,070		(1,096)	-22%
90 Days or more days delinquent loans		$2,375	$2,258		117	5%
Annualized net chargeoffs to average loans		0.21%	0.19%		-	11%
Non-performing assets to total assets		0.32%	0.48%		-	-34%
90 Days or more delinquent loans to total loans		0.32%	0.37%		-	-14%
Allowance for loan losses to total loans		1.28%	1.43%		-	-10%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	As of December 31,
	2004	2003	$	Change	% Change
Assets:
Cash and due from banks	$29,765	$26,574		3,191	12%
Interest-bearing deposits	5,682	20,105		(14,423)	-72%
Available-for-sale investment securities, at fair value	322,966	288,437		34,529	12%
Loans held for sale	79,955	59,055		20,900	35%
Loans receivable	746,146	609,847		136,299	22%
Allowance for loan losses	(9,580)	(8,692)		(888)	10%
Loans,net	736,566	601,155		135,411	23%
Other real estate owned	65	296		(231)	-78%
Restricted stock investments, at cost	11,886	7,265		4,621	64%
Property and equipment	17,445	18,001		(556)	-3%
Accrued interest receivable	6,417	4,955		1,462	30%
Deferred income taxes	2,986	2,619		367	14%
Bank Owned Life Insurance	26,338	15,266		11,072	73%
Prepaid expenses and other assets	10,470	14,125		(3,655)	-26%
Total Assets	$1,250,541	$1,057,853		192,688	18%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$825,417	$747,733		77,684	10%
Borrowings	271,661	173,884		97,777	56%
Repurchase agreements	25,000	25,000		-	0%
Junior subordinated deferrable interest debentures	58,249	47,939		10,310	22%
Accrued expenses and other liabilities	5,900	4,863		1,037	21%
Total Liabilities	1,186,227	999,419		186,808	19%

Stockholders' Equity
Common Stock	291	285		6	2%
Additional paid-in-capital	51,792	50,717		1,075	2%
Retained earnings	12,363	6,262		6,101	97%
Accumulated other comprehensive income	(132)	1,170		(1,302)	-111%
Total Stockholders' Equity	64,314	58,434		5,880	10%
Total Liabilities and Stockholders' Equity	$1,250,541	$1,057,853		192,688	18%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2004	2003	2004	2003
Interest Income:
Investments and interest-bearing deposits	$3,633	$2,736	$13,721	$8,114
Loans	13,935	11,784	51,549	47,511
Total Interest Income	17,568	14,520	65,270	55,625

Interest Expense:
Deposits	3,356	3,219	12,808	13,379
Borrowings and repurchase agreements	2,981	1,973	10,021	7,835
Total Interest Expense	6,337	5,192	22,829	21,214

Net Interest Income Before Provision for Loan Losses	11,231	9,328	42,441	34,411

Provision for Loan Losses	762	429	2,243	2,536

Net Interest Income After Provision for Loan Losses	10,469	8,899	40,198	31,875

Noninterest Income:
Service fees on deposits	1,877	1,719	6,899	6,681
ATM Fees	756	621	2,836	2,520
Gains on sales of mortgage loans	891	514	3,348	5,201
Other mortgage banking revenue	436	333	1,567	1,756
Gains on sales of investment securities	-	441	440	1,371
Gains on sales of non-deposit investment products	80	295	649	862
Income from bank owned life insurance	275	185	1,072	737
Other	758	519	2,379	1,958
Total Noninterest Income	5,073	4,627	19,190	21,086

Noninterest Expense:
Salaries and employee benefits	6,754	6,017	26,523	22,681
Net occupancy	1,645	1,380	6,255	5,625
Furniture, fixtures and equipment	750	760	3,005	2,875
Advertising	442	334	1,455	1,193
Data Processing	521	511	2,079	2,032
Professional services	167	177	756	873
Other	2,727	2,398	10,853	10,604
Total Noninterest Expense	13,006	11,577	50,926	45,883

Income Before Income Taxes	2,536	1,949	8,462	7,078

Income Tax Expense	690	527	2,361	1,771

Net Income	$1,846	$1,422	$6,101	$5,307

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the three months ended December 31,
	2004		2003
	Average Balance	Yield/ Rate	Average Balance	Yield/Rate
Assets:
Loans
Commercial Loans and LOC	$83,335	5.68%	$72,511	6.01%
Comm/Res Construction	50,215	7.49%	40,172	7.17%
Commercial Mortgages	273,794	6.77%	225,146	6.88%
Residential Constr - Cons	132,806	6.98%	119,531	7.91%
Residential Mortgages	39,764	6.19%	37,181	7.17%
Consumer	121,972	10.64%	83,078	10.95%
Total Loans	701,886	7.37%	577,619	7.61%

Loans held for sale	59,690	5.24%	48,143	5.17%
Available for sale securities, at fair value	330,078	4.19%	227,818	4.46%
Interest bearing deposits	17,454	2.03%	66,513	0.88%
Restricted stock investments, at cost	9,163	3.74%	4,760	3.51%

Total earning assets	1,118,271	6.21%	924,853	6.20%

Allowance for loan losses	(9,301)		(8,662)
Cash and other non earning assets	94,099		78,976

Total Assets	$1,203,069		$995,167

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	30,976	0.30%	57,984	0.52%
Savings deposits	68,751	0.30%	60,564	0.55%
Money market deposits	184,749	0.94%	153,358	0.95%
Time deposits	374,939	3.02%	343,154	3.11%
Total interest bearing deposits	659,415	2.02%	615,060	2.08%

Borrowings	317,409	3.74%	191,815	4.08%

Total interest bearing liabilities	976,824	2.58%	806,875	2.55%

Noninterest bearing demand deposits	157,567		128,202
Other liabilities	5,521		2,799
Stockholders' Equity	63,157		57,291

Total Liabilities and Stockholders' Equity	$1,203,069		$995,167

Net Interest Spread		3.63%		3.65%

Net Interest Margin		3.95%		3.98%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the twelve months ended December 31,
	2004		2003
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Assets:
Loans
Commercial Loans and LOC	$76,370	5.86%	$66,712	6.32%
Comm/Res Construction	49,328	7.50%	36,113	7.12%
Commercial Mortgages	256,961	6.97%	215,143	7.26%
Residential Constr - Cons	123,759	7.18%	121,240	7.82%
Residential Mortgages	40,880	6.59%	39,945	7.58%
Consumer	105,209	10.87%	73,375	10.57%
Total Loans	652,507	7.52%	552,528	7.72%

Loans held for sale	48,791	5.05%	96,071	5.06%
Available for sale securities, at fair value	317,287	4.17%	151,680	4.85%
Interest bearing deposits	19,546	1.20%	59,286	1.05%
Restricted stock investments, at cost	7,507	3.56%	3,704	3.78%

Total earning assets	1,045,638	6.24%	863,269	6.44%

Allowance for loan losses	(8,995)		(8,016)
Cash and other non earning assets	89,985		77,738

Total Assets	$1,126,628		$932,991

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	55,488	0.34%	59,314	0.54%
Savings deposits	67,009	0.35%	56,556	0.65%
Money market deposits	158,802	0.84%	149,441	1.01%
Time deposits	367,847	3.00%	328,411	3.41%
Total interest bearing deposits	649,146	1.97%	593,722	2.25%

Borrowings	268,659	3.73%	161,993	4.84%

Total interest bearing liabilities	917,805	2.49%	755,715	2.81%

Noninterest bearing demand deposits	143,706		119,707
Other liabilities	4,784		3,220
Stockholders' Equity	60,343		54,349

Total Liabilities and Stockholders' Equity	$1,126,638		$932,991

Net Interest Spread		3.75%		3.63%

Net Interest Margin		4.06%		3.99%